Exhibit 99.1

WILLKIE FARR & GALLAGHER LLP

Attorneys for Debtors and Debtors in Possession

Marc Abrams (MA-0735)

Paul V. Shalhoub (PS-2133)

Morris J. Massel (MM-3838)

787 Seventh Avenue

New York, New York 10019-6099

(212) 728-8000

UNITED STATES BANKRUPTCY COURT	Hearing Date:	April 6, 2006 @ 9:45 a.m.
SOUTHERN DISTRICT OF NEW YORK	Objection Deadline:	April 5, 2006 @ 4:00 p.m.

)
In re	)	Chapter 11 Cases
)
Adelphia Communications Corporation, et al.,	)	Jointly Administered
)
Debtors.	)	Case No. 02-41729 (REG)
)

DEBTORS’ MOTION FOR ORDER AUTHORIZING DEBTORS TO FILE PLAN
OF REORGANIZATION THAT PROVIDES FOR, AMONG OTHER THINGS,
PROPOSED SETTLEMENT OF INTER-CREDITOR DISPUTES

TO:                            THE HONORABLE ROBERT E. GERBER,

UNITED STATES BANKRUPTCY JUDGE:

The debtors and debtors in possession (collectively, the “Debtors”) in the above-captioned cases, by their attorneys, respectfully represent:

BACKGROUND

1.                                       For more than two years, the Debtors have endeavored to foster a dialogue among representatives of the noteholders of Arahova Communications Corporation (“Arahova”), the noteholders of Adelphia Communications Corporation (“ACC”) and other creditor groups to address and resolve significant inter-creditor issues (discussed below) that will have a meaningful effect on plan distributions to them and similarly situated creditors within their respective debtor groups. The Debtors’ senior management and counsel have participated in lengthy settlement conferences, made multiple presentations, and produced massive amounts of information and data.

2.                                       After determining that parties in interest had shown little initiative in seeking to address inter-creditor issues, by motion dated June 24, 2005, the Debtors sought approval of an order in aid of confirmation to create a judicial framework to resolve the Inter-Creditor Dispute(1) (the “Resolution Process”) in a manner that avoided potential conflicts of interest. On August 4, 2005, the Court entered an order (the “Resolution Process Order”) approving and establishing the Resolution Process.

3.                                       One of the key underlying purposes of the Resolution Process was to preserve the value of the Asset Purchase Agreements (collectively, the “Purchase Agreements”) signed by the Debtors with Time Warner NY Cable LLC (“Time Warner”) and Comcast Corporation (“Comcast” and together with Time Warner, the “Purchasers”) for the sale of substantially all of the Debtors’ assets for an aggregate of approximately $12.7 billion in cash(2) and 16 percent of the equity securities of Time Warner Cable Inc. (the “Sale Transaction”). The Purchase Agreements contain specific termination rights for the Debtors and the Purchasers and provide that, upon termination of the Purchase Agreements under certain circumstances, the Debtors may be required to pay the Purchasers a termination fee in excess of $440 million. The Purchase Agreements specifically require a closing of the Sale Transaction no later than July 31, 2006.(3)

(1)                                  Capitalized terms not otherwise defined herein have the meaning ascribed to them in the Debtors’ Fourth Amended Disclosure Statement Pursuant to Section 1125 of the Bankruptcy Code, dated November 21, 2005 (the “Disclosure Statement”).

(2)                                  Subject to certain adjustments.

(3)                                  In certain circumstances, the outside date may be extended, if necessary, due to regulatory issues.

4.                                       On October 27, 2005, this Court commenced hearings to determine whether to approve the Debtors’ proposed disclosure statement in connection with the Debtors’ proposed plan of reorganization (the “Plan”). The Plan contemplates, among other things, consummation of the Sale Transaction and distribution of the consideration from the Sale Transaction to the stakeholders of the Debtors in accordance with the terms of the Plan.

5.                                       In response to objections raised by various parties, the Court made the Debtors’ role in the Inter-Creditor Dispute indisputably clear by directing the Debtors to remain neutral with respect to the Inter-Creditor Dispute. See In re Adelphia Communications Corp., et al., 336 B.R. 610, 639 n. 51 (Bankr. S.D.N.Y. 2006) (hereinafter, the “Arahova Decision”), aff’d, 06 Civ. 1445 (SAS) (S.D.N.Y. March 30, 2006) (hereinafter, the “Arahova District Court Decision”). At those hearings, however, the Debtors did note that in certain circumstances, the Debtors retained a qualified right to “offer up a compromise in the plan that would be voted upon by both sets of creditors.” See Transcript of October 28, 2005 Hearing at 2-36. In this regard, the Debtors noted that creditors might be offered a choice:

Vote on this plan and accept the following compromise. And each group would have an opportunity to vote yes or no on that possibility, something we’ve been thinking about. The default would be, should the Court not approve such a compromise, either because both groups have voted it down or one group has voted it down; the default would be the holdback plan that was the subject of great discussion yesterday.

See Transcript of October 28, 2005 Hearing at 2-22. No party in interest objected to this possibility.

6.                                       Thereafter, on November 7, 2005, the ad hoc committee of Arahova noteholders (the “Arahova Noteholders Committee”) filed four emergency motions for relief with the Court seeking, among other things, to: (i) appoint a trustee for Arahova and its subsidiaries (collectively, the “Arahova/Century Debtors”) who may not receive payment in full under the Plan or, alternatively, appoint independent officers and directors, with the assistance of separately retained counsel, to represent the Arahova/Century Debtors in connection with the Inter-Creditor Dispute; (ii) disqualify Willkie Farr & Gallagher LLP (“WF&G”) from representing the Arahova/Century Debtors in these cases and the balance of the Debtors with respect to the Inter-Creditor Dispute; (iii) terminate the exclusive periods during which the Arahova/Century Debtors may file and solicit acceptances of a Chapter 11 plan of reorganization and related disclosure statement (the previous three motions, the “Arahova Emergency Motions”); and (iv) authorize the Arahova Noteholders Committee to file confidential supplements containing certain information. In early January 2006, the Court conducted a three-day evidentiary hearing on the Arahova Emergency Motions. In its 113-page decision, the Court denied substantially all relief required but granted that portion of relief related to counsel by directing that WF&G make its voluntary neutrality in the Inter-Creditor Dispute mandatory. See Arahova Decision at 678. By a memorandum and decision dated March 30, 2006, the District Court for the Southern District of New York affirmed the Arahova Decision.

7.                                       In accordance with the Resolution Process Order, starting on January 31, 2006, this Court began the Resolution Process hearings on the character and treatment of Intercompany Claims. The Court has held more than twenty days of hearings on Intercompany Claims and, to date, the trial on this issue is not complete yet.(4) During these hearings, the Court mandated that the most active participants in the Resolution Process (the Arahova Noteholder Committee, the ad hoc committee of ACC senior noteholders, W.R. Huff Asset Management Co., L.L.C. and the ad hoc committee of FrontierVision noteholders) must meet twice weekly for

(4)                                  While these hearings had been expected to be “mini-trials,” the appetite of the litigants for lengthy evidentiary presentations have caused the hearings to consume far more time than originally contemplated, creating unanticipated burdens on the Court and severely pressuring the confirmation process.

settlement conferences. After more than six weeks of settlement conferences, thus far, the parties have failed to reach a settlement and while some narrowing of demands has occurred, it appears that little progress will be made.

8.                                       Presently, the Debtors are scheduled to begin the confirmation hearing on their presently proposed plan in the next few weeks. With more than 50 objections to confirmation to the Plan and the substantial ongoing disputes that are the subject of the Resolution Process, there are significant risks to confirmation of the Plan and, as a result, to the successful consummation of a Sale Transaction that most, if not all, primary constituents in these cases agree will yield a substantial premium to the Debtors’ estates. See Arahova Decision at 631 (“This amount reflects a substantial control premium over the standalone valuation of the Debtors at that same April 2005 time—i.e., a substantial premium over the estimated post-emergence trading value of the Debtors.”). Given these significant risks and the apparent lack of common ground in settlement discussions between key creditor constituencies, the Debtors have determined that it is appropriate to request that they be authorized to propose a plan of reorganization that includes a structure to settle the Inter-Creditor Dispute in accordance with the terms outlined in the Motion and terminate the Resolution Process.

JURISDICTION

9.                                       This Court has jurisdiction over this motion pursuant to 28 U.S.C. §§ 157 and 1334. Venue is proper pursuant to 28 U.S.C. §§ 1408 and 1409. The predicates for the relief requested herein are sections 105(a) and 1121 of title 11 of the United States Code (the “Bankruptcy Code”).

RELIEF REQUESTED

10.                                 The Debtors are seeking entry of an order, substantially in the form annexed hereto as Exhibit A, that authorizes the Debtors to file a plan of reorganization that includes a proposed settlement of the Inter-Creditor Dispute.(5) Such a plan give creditors the right to accept either a settlement or holdback plan.

11.                                 Section 105(a) of the Bankruptcy Code provides, in relevant part: “The Court may issue any order, process, or judgment that is necessary or appropriate to carry out the provisions of this title.” 11 U.S.C. § 105(a). Pursuant to section 105(a) of the Bankruptcy Code, the Court has expansive equitable powers to achieve fairness and justice in the reorganization process. See, e.g., In re Momentum Manufacturing Corporation, 25 F.3d 1132, 1136 (2nd Cir. 1994) (“[B]ankruptcy courts are courts of equity, empowered to invoke equitable principles to achieve fairness and justice in the reorganization process.”); In re Croton River Club, Inc., 52 F.3d 41 (2nd Cir. 1994) (holding that bankruptcy courts have broad equity power to manage affairs of debtors); In re Chinichian, 784 F.2d 1440, 1443 (9th Cir. 1986) (“Section 105 sets out the power of the bankruptcy court to fashion orders as necessary pursuant to the purposes of the Bankruptcy Code.”); Bird v. Crown Convenience (In re NWFX, Inc.), 864 F.2d 588, 590 (8th Cir. 1988) (“The overriding consideration in bankruptcy . . . is that equitable principles govern”); In re Cooper Properties liquidating Trust, Inc., 61 B.R. 531, 537 (Bankr. W.D. Tenn. 1986) (“[T]he Bankruptcy Court is one of equity and as such it has a duty to protect whatever equities a

(5)                                  Neither the filing of this Motion nor the relief sought herein reflects or should be construed to reflect the Debtors’ assessments of the merits of any arguments made or positions put forth by the parties in the Resolution Process. Likewise, neither the Motion or the Court’s entry of any order in respect of the Motion should be construed as a determination by the Court as to the merits of any aspect of the Inter-Creditor Dispute or the Resolution Process.

debtor may have in property for the benefit of its creditors as long as that protection is implemented in a manner consistent with the bankruptcy laws.”).

12.                                 Section 1121(b) of the Bankruptcy Code provides that “[e]xcept as otherwise provided in this section, only the debtor may file a plan until after 120 days after the date of the order for relief under this chapter.” Section 1121(d) of the Bankruptcy Code provides that on request of a party in interest, after notice and hearing, the court may for cause reduce or increase the exclusive period. In these cases, the Debtors have maintained the exclusive right to propose and solicit a plan of reorganization. See Bridge Order Pursuant to Section 1121(d) of the Bankruptcy Code Extending the Debtors’ Exclusive Periods to File a Plan or Plans of Reorganization, dated February 10, 2004; Arahova Decision at 678.

13.                                 The Debtors’ request for authority to propose a settlement is consistent with rulings of both this Court and the District Court, which have stated that the Debtors could continue to “provide information and attempt to facilitate settlement of interdebtor and intercreditor disputes without publicly acting as an advocate for any Debtor.” See Arahova District Court Decision at 7 (citing Arahova Decision at 620 and n. 163).

14.                                 The circumstances of these cases warrant permitting the Debtors to propose a settlement of the Inter-Creditor Dispute in a plan that may be voted on by stakeholders. The protracted litigation surrounding the Inter-Creditor Dispute and the failure of the settlement conferences to produce a negotiated settlement imperils the value of the Sale Transaction. Previously, this Court found that “the closing of the Time Warner/Comcast transaction is highly beneficial to the Debtors, both collectively and individually, and that the loss of that transaction would be extraordinarily damaging to all of the Debtors, including the Arahova Debtors.” See Arahova Decision at 631. Now that the Debtors are at the most critical stage of these cases and with time running short in light of the July 31, 2006 deadline in the Purchase Agreements, it is imperative that the Debtors obtain authority to propose a solution that will protect the interests of all creditors. While this case is unique in many ways, granting the relief requested herein is consistent with the role of a debtor in possession faced with competing demands of creditor constituencies.

NOTICE AND PROCEDURE

15.                                 The Debtors are proceedings by a proposed order to show cause, scheduling a hearing for the reasons set forth in the affidavit of Marc Abrams, Esq., prefixed to the proposed order to show cause in accordance with Local Bankruptcy Rule 9077-1(a). The Debtors submit that it is appropriate that the order to show cause provide that the Debtors provide notice of this Motion to: (i) counsel to agents for the Debtors’ postpetition lenders; (ii) counsel to the Creditors’ Committee; (iii) counsel to the Equity Committee; (iv) the Office of the United States Trustee; (v) counsel to agents to the Debtors’ prepetition lenders; (vi) counsel to the ad hoc committee of convertible noteholders of Adelphia Communications Corporation; (vii) counsel to the ad hoc committee of senior noteholders of Adelphia Communications Corporation; (viii) counsel to the Purchasers; (ix) counsel to the ad hoc committee of noteholders of Arahova Communications Corporation; (x) counsel to the class action plaintiffs; (xi) counsel to the ad hoc committee of senior preferred shareholders; (xii) counsel to the ad hoc committee of trade creditors of Adelphia Communications Corporation; (xiii) counsel to the ad hoc committee of non-agent prepetition lenders; and (xiv) all parties that have filed a notice pursuant to Bankruptcy Rule 2002 as of the day prior to the date of this Motion. The Debtors submit that no other or further notice is necessary or required.

16.                                 No previous motion for the relief sought herein has been made to this or any other Court.

17.                                 The Debtors have cited to the legal authorities upon which they rely within the body of the Motion. Accordingly, the Debtors respectfully submit that the Motion itself satisfies the requirement of Local Bankruptcy Rule 9013-1(b) that a memorandum of law be submitted herewith.

CONCLUSION

WHEREFORE, the Debtors respectfully request that the Court enter a proposed order granting the Motion, substantially in the form annexed as Exhibit A hereto, and grant such other and further relief as may be just or proper.

Dated: April 3, 2006

WILLKIE FARR & GALLAGHER LLP
Attorneys for Debtors and
Debtors in Possession

By:	/s/ Marc Abrams
Marc Abrams (MA-0735)
Paul Shalhoub (PS-2133)
Morris J. Massel (MM-3838)

787 Seventh Avenue
New York, New York 10019-6099
(212) 728-8000

EXHIBIT A

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK

)
In re	)	Chapter 11 Cases
)
Adelphia Communications Corporation, et al.,	)	Case No. 02-41729 (REG)
)
Debtors.	)	Jointly Administered
)

ORDER AUTHORIZING DEBTORS TO FILE PLAN OF REORGANIZATION
THAT PROVIDES FOR, AMONG OTHER THINGS, PROPOSED
SETTLEMENT OF INTER-CREDITOR DISPUTES

Upon the motion, dated April 3, 2006 (the “Motion”), of the above captioned debtors and debtors in possession (collectively, the “Debtors”) for entry of an order authorizing the Debtors to file a plan of reorganization that provides for, among other things, a proposed settlement of various inter-creditor disputes in these cases; and the Court having scheduled a hearing on the Motion pursuant to an order dated April 3, 2006 (the “Scheduling Order”); and the relief requested in the Motion being in the best interests of the Debtors and their estates and creditors; and the Court having reviewed the Motion and having heard the statements in support of the relief requested therein at a hearing before the Court (the “Hearing”); and the Court having determined that the bases set forth in the Motion and at the Hearing establish just cause for the relief granted herein; and upon all of the proceedings had before the Court in and the full record of these cases; and after due deliberation and sufficient cause appearing therefor, it is

FOUND AND DETERMINED THAT:(1)

A.                                   The Court has jurisdiction to consider the Motion and the relief requested therein pursuant to 28 U.S.C. §§ 157 and 1334 and the Standing Order of Referral of Cases to Bankruptcy Court Judges of the District Court for the Southern District of New York, dated July 19, 1984 (Ward, Acting C.J.). The relief requested in the Motion is a core proceeding pursuant to 28 U.S.C. § 157(b). Venue is proper before this Court pursuant to 28 U.S.C. §§ 1408 and 1409.

B.                                     Due and proper notice of the Motion was provided in accordance with the Scheduling Order, and no other or further notice need be provided.

C.                                     The entry of this Order is in the best interests of the Debtors and their estates, creditors and interest holders and all other parties in interest herein; and it is therefore

ORDERED, ADJUDGED AND DECREED THAT:

18.                                 The Motion is granted.

19.                                 Capitalized terms not otherwise defined herein have the meaning ascribed to them in the Motion.

20.                                 The Debtors are authorized, but not required, to propose amendments to the Fourth Amended Plan of Reorganization (the “Plan”) that provide for one or more optional proposed settlements of issues in these cases, including, but not limited to, issues relating to the Inter-Creditor Dispute, on the following conditions: (a) the amended Plan shall be structured to permit creditors to separately accept or reject (i) the Plan including the proposed settlement (the “Settlement Plan”), and (ii) the Plan excluding the proposed settlement, which Plan shall provide

(1)                                  Findings of fact shall be construed as conclusions of law and conclusions of law shall be construed as findings of fact when appropriate. See Fed. R. Bankr. P. 7052.

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for reserves or escrows of distributions pending the determination of the Inter-Creditor Dispute to enable any court determined resolution of such dispute to be implemented (the “Reserve Plan”); (b) absent further order of this Court following notice and a hearing on motion of a party in interest, the Debtors are not authorized to request confirmation of any Settlement Plan under section 1129(b) of the Bankruptcy Code if the Settlement Plan is rejected by a class of creditors made party to a settlement proposed in the Settlement Plan; and (c) if the Settlement Plan is rejected by a class of creditors made party to a settlement proposed in the Settlement Plan, the Debtors shall be authorized to request confirmation of the Reserve Plan, including confirmation under section 1129(b) of the Bankruptcy Code if appropriate.

21.                                 The authority granted to the Debtors by this Order shall:

(a)          be without prejudice to any parties’ rights to the pending (or further) appeal of the Arahova Decision or in any subsequent proceedings arising out of or as a result of such appeal and neither the Motion nor this Order nor the terms of any settlement proposed in any Settlement Plan shall be admissible by any party in any appeal of the Arahova Decision or in any subsequent proceedings arising out of or as a result of such appeal. The Arahova Noteholders Committee consents and agrees to the terms of this paragraph 4(a);

(b)         be without prejudice to any party’s rights (i) in the Resolution Process, and/or (ii) with respect to the prosecution or confirmation of any plan or plans of reorganization;

(c)          shall not be admissible as evidence in the Resolution Process and neither the Motion nor this Order nor the terms of any settlement

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proposed in any Settlement Plan shall be admissible in the Resolution Process; and

(d)         not, nor shall any settlement proposal that might be included in any Settlement Plan that might be filed by the Debtors be construed to reflect either the Debtors’ or the Court’s assessments of the merits of any arguments made or positions put forth by the parties in the Resolution Process, any aspect of the Inter-Creditor Dispute, or with respect to the prosecution or confirmation of any plan or plans of reorganization.

22.                                 The Resolution Process hearings shall recommence on April 18, 2006 at 9:45 a.m., subject to availability of the required witnesses. The Debtors shall use their best efforts to make such witnesses available.

23.                                 This Court shall retain jurisdiction over any matters related to or arising from the implementation of this Order.

Dated: April , 2006

HONORABLE ROBERT E. GERBER
UNITED STATES BANKRUPTCY JUDGE

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